CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (No. 333-190957) and Form S-3 (No. 333-213029) of Eastman Kodak Company of our report dated March 7, 2017 relating to the financial statements, financial statement schedule and the effectiveness of internal controls over financial reporting of Eastman Kodak Company, which appears in this Annual Report on Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Rochester, New York
March 7, 2017